Stock Purchase Agreement

                                     Between

                             WellTech Eastern, Inc.

                                Dennis Hogerheide
                                       and
                               LaWenda Hogerheide







                                 March 31, 1997
                            STOCK PURCHASE AGREEMENT


THIS AGREEMENT is made this 31st day of March, 1997, by and between WellTech Eastern, Inc., a Delaware corporation (the "Buyer") and Dennis Hogerheide and LaWenda Hogerheide (the "Sellers"), shareholders of Kalkaska Oilfield Services, Inc., a Michigan corporation (the "Company").

Sellers, owner and holder of all of the issued and outstanding shares of the capital stock of Company (the "Stock"), desire to sell all such shares of Stock to Buyer, and Buyer wishes to purchase such Stock on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of and in reliance upon the foregoing and each of the covenants, agreements, representations, and warranties herein set forth, Sellers and Buyer agree as follows:

1. PURCHASE OF COMPANY STOCK:

1.1 Agreement to Purchase and to Sell. Upon and subject to the terms and conditions of this Agreement, and relying upon the covenants, agreements, representations, and warranties of Buyer and Sellers herein contained and each act done pursuant to and in reliance upon this Agreement, Buyer agrees to purchase from Sellers, and Sellers agrees to sell to Buyer the Stock.

2. SALE OF STOCK AND PERSONAL PROPERTY:

2.1 Purchase Price. Upon the terms and subject to the conditions of this Agreement, Buyer shall pay to Sellers an aggregate purchase price for the Stock of Two Million Six Hundred Thousand Dollars and no cents ($2,600,000.00).

2.2 Payment of Purchase Price. On the Closing Date the Purchase Price shall be paid in cash, money order or certified check payable to Sellers or by wire transfer of immediately available funds to an account designated by Seller.

2.3 Delivery of Stock Certificate. Sellers shall deliver (or cause to be delivered) to Buyer on the Closing Date, as hereinafter defined, all certificates representing the Stock, duly endorsed in blank by the Sellers, or accompanied by duly executed stock powers in blank with their signatures guaranteed by a bank, trust company or member firm of the New York Stock Exchange, all in such form as Buyer or Buyer's counsel may require. Any and all requisite transfer stamps shall be attached thereto.

2.4 Time and Place of Closing. The sale contemplated by this Agreement shall take place at the office of Brandt, Fisher, Alward & Roy, P.C., on the 31st day of March, 1997, at 9:00 o'clock a.m., Eastern Standard time, or at such other time and place as Sellers and Buyer may mutually agree (the "Closing Date").

3. SELLER'S REPRESENTATIONS AND WARRANTIES:

To induce Buyer to enter into this Agreement, Sellers represent and warrant to Buyer that the representations set forth below are true, except as otherwise provided by the specific terms of the representation.

3.1 Authorized and Outstanding Stock. The total authorized capital stock of the Company consists of 50,000 shares of common stock, par value of $1.00 per share, and the Company has no authority to issue any other shares. There are 5,000 shares of the common stock of the Company issued and outstanding, all of which are owned of record by and are in possession of Sellers, and all of which have been validly issued and are fully paid and nonassessable. There are no proxies, irrevocable or otherwise, or voting trusts or agreements outstanding or held by any person as to any share of the Stock. There are no outstanding subscriptions, options, warrants, calls contracts, demands, commitments, convertible securities, or other agreements or arrangements of any kind, pursuant to which the Company is or may be obligated to issue any shares of common or preferred stock or other securities of any kind representing an actual or contingent ownership interest of the Company, including any right of conversion or exchange under any outstanding security or other instrument, and no other shares of the Company capital stock are reserved for any purpose. Sellers have, and upon Sellers' delivery of the Stock as provided in Section 2.3 hereof, Buyer will acquire good title to the Stock, free and clear of any and all liens, pledges, options, warrants, charges, encumbrances, trusts, proxies, equities, security interests, restrictions on transfer or registration, or claims (including liability for or claims of any taxing authority, creditor, devisee, legatee, or beneficiary). Sellers are authorized and empowered to enter into this Agreement and to sell the Stock, and on demand Sellers will supply Buyer with proof of Sellers' authority to transfer the Stock and with any other thing necessary to obtain from the Company unrestricted transfer of each share of Stock into the name of Buyer.

3.2 Sellers' Authority. (a) Sellers are the lawful owner and the holder of record of the Stock of the Company, free and clear of all liens; (b) this Agreement constitutes a valid and binding obligation as to the Sellers, enforceable in accordance with its terms; and (c) delivery to the Buyer of certificates representing the Stock of the Company pursuant to the provisions of this Agreement will transfer to Buyer valid title thereto.

3.3 Execution. This Agreement has been duly executed and delivered by Sellers and constitutes a valid and binding obligation of Sellers enforceable against Sellers in accordance with its terms.

3.4 Corporate Qualification, Organization, Authorization, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, has full corporate power and authority to conduct its business as it is now being conducted and to own the properties and assets it now owns.

3.5 Subsidiaries and Certain Affiliates. The Company does not own, directly or indirectly, any capital stock or investment in any limited partnership, joint venture, or corporation.

3.6 Real Property, Title to Real Estate Schedule 3.6(a) sets forth the legal description to those parcels of real property (collectively the "Real Property") to which the Company is (or will be at Closing) the record title owner in fee simple free and clear of all liens, mortgages, conditional sales or other agreements, encumbrances or security interests (the "Encumbrances") and will continue to be the record title owner in fee simple free and clear of all Encumbrances as of the Closing Date, except as set forth in Schedule 3.6(b).

On the Closing Date, the Sellers shall pay all premiums for issuing an owner's title insurance policy for each respective parcel of Real Property in the amount set forth in Schedule 3.6(c) hereof.

3.7 Title to and Condition of Personal Property. Schedule 3.7(a) sets forth a description of all of the Company's tangible personal property including but not limited to all machinery, equipment, automobiles, trucks, and other vehicles owned or leased by the Company, (collectively, the "Personal Property") which will continue to be Personal Property on the Closing Date. The Company Personal Property is free and clear of all Encumbrances except as set forth in Schedule 3.7(b). All Personal Property are in a state of good operating condition and repair, ordinary wear and tear excepted, and are free from any known defects except (i) as may be required by routine maintenance of such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations, or (ii) as set forth in Schedule 3.7(c).

3.8 Inventories. Schedule 3.8(a) sets forth a description of the approximate current level of the inventory (the "Inventory") of the Company which shall be maintained at its approximate current level as of the Closing Date. The Inventory is free and clear of all Encumbrances, except as set forth in Schedule 3.8(b).

3.9 Leasehold Interests. Schedule 3.9(a) sets forth the description of all leasehold interests (the "Leasehold Interests") to which the Company is (or will be at Closing) the record title owner. The Company will continue to own these Leasehold Interests as of the Closing Date. The Company has good and marketable title to the Leasehold Interests, free and clear of all Encumbrances except as set forth in Schedule 3.9(b).

3.10 Tax Returns. Sellers has identified and furnished Buyer with the following tax returns of the Company (collectively, the "Tax Returns"):

a) Federal Tax Returns of the Company dated December 31, 1995.

b) Federal Tax Returns of the Company dated December 31, 1996.

Sellers further warrant and represent, to the Sellers' best knowledge, the Tax Returns have been prepared in accordance with the applicable Internal Revenue Code and Regulations. At the Closing Date the Company will have no obligation or debt to the Sellers or any related individual or entity, except as set forth in
Schedule 3.10.

3.11 Conduct of Business. Since December 31, 1996, Company's business has been conducted only in the ordinary course, and except as set forth in Schedule 3.11 there has been no: (i) damages, theft, destruction, or loss (whether or not covered by insurance) affecting Company's properties, assets, or business; (ii) agreement, contract, or other arrangement entered into, obligating Company on any debt, obligation, or liability (whether direct or indirect, contingent or otherwise), incurred other than in the ordinary course of its business; (iii) sale or other disposition of, or liquidating or other distribution or redemption with respect to, the Stock, either authorized, declared, paid, or effected.

3.12 Employees. The Company has had no employees or employee benefit plans.

3.13 Licenses and Permits. The Company's franchises, licenses, certificates, authorizations and permits (the "Permits") are listed as Schedule 3.13, attached hereto, and are in full force and effect. No action or proceeding is pending or to Seller's knowledge threatened looking toward revocation or limitation of any of the Permits.

3.14 Banking Information. The Sellers have delivered to the Buyer lists attached hereto as Schedule 3.14 setting forth the following:

(a) the names of all persons holding powers of attorney from the Company to act on its behalf;

(b) the names of all banks in which the Company has any account or safe deposit box.

3.15 Claims or Litigation. Except as set forth in Schedule 3.15, there is no legal, administrative, arbitrative, or other suit, action, proceeding, claim or dispute, currently pending or to Seller's knowledge threatened against, relating to the Company, the Real Property, the Personal Property, the Inventory, the Leasehold Interests and the Permits, (including any relating to violation of any safety laws) or which questions the validity of this Agreement or any action taken or to be taken pursuant thereto or in connection with the transactions contemplated hereby; there has been no violation of any law by Company nor any basis or grounds for any such suit, action, proceeding, charge, claim or dispute, and there are no judicial or administrative injunctions, judgments, order, or decrees outstanding against Company or any of its operations, products, or services.

3.16 Tax Matters. Since the Company has had no employees, the Sellers are not required to deliver the Buyer MESC Form 1027.

3.17 Authorization for Agreement. No corporate authorization or approval from Company is necessary for Sellers to enter into this Agreement or consummate the transactions contemplated hereby.

3.18 Agreements,  Contracts,  Leases,  etc.
Schedule 3.18 contains a list of all agreements, leases, contracts to provide services for customers of the Company and commitments to which Company is a party or by which its properties are bound (for both real and personal property), which would require a payment by either party during the life of the agreement, lease, contract and/or commitment in excess of Ten Thousand Dollars ($10,000.00). Except for the documents so listed and described, or except as set forth on other Schedules attached to this Agreement, Company is not bound to any: (i) agreement that contains any severance pay liabilities or obligations;
(ii) agreement of guarantee or indemnification; (iii) loan or credit agreement providing for any extension of credit to or by the Company except in the ordinary course of business; (iv) employment contract; (vi) advertising contract; (vii) any agreement or commitment containing a covenant limiting Company's right to compete with any person or engage in an line of business.

3.19 Salt Water Disposal Wells. The Sellers represent that the Company has only operated salt water disposal wells on those properties set forth on Schedule
3.19 (herein "Schedule 3.19 Real Property").

3.20 Environmental Matters. The Sellers represent that to the best of their knowledge, information and belief the current or past operations of the Company are being or have been conducted or used in such a manner so as not to constitute a violation of any Applicable Environmental Laws (defined below), except to the extent the Company caused the environmental conditions as set forth on Schedule 3.20. Except as set forth in this section 3.20, the Sellers are making no warranties (express or implied) with respect to environmental matters and the Buyer is, with respect to environmental matters, accepting the condition of the Real Property and the Schedule 3.19 Real Property in an "AS IS" condition.

The term "Applicable Environmental Laws" means any applicable federal, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to human health, the environment, or to the storage, treatment, discharge, release or disposal of hazardous wastes or hazardous substances, including, without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss.ss.9601 et seq.), as amended from time to time, including, without limitation, as amended pursuant to the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), and regulations promulgated thereunder, (ii) the Resources Conservation and Recovery Act of 1976 (42 U.S.C. ss.ss.6901 et seq.), as amended from time to time ("RCRA"), and regulations promulgated thereunder, (iii) the Federal Water Pollution Control Act (U.S.C.A. ss.9601 et seq.), as amended, and regulations promulgated thereunder, and (iv) any applicable state laws or regulations relating to the environment. The term "Hazardous Materials" means (x) asbestos, polychlorinated biphenyls, urea formaldehyde, lead based paint, radon gas, petroleum, oil, solid waste, pollutants and contaminants, and (y) any chemicals, materials, wastes or substances that are defined, regulated, determined or identified as toxic or hazardous in any Applicable Environmental Laws, including, but not limited to, substances defined as "hazardous substances," "hazardous materials," or "hazardous waste" in CERCLA, RCRA, the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801, et seq.), or comparable state and local statutes or in the regulations adopted and publications promulgated pursuant to said statutes.

3.21  Compliance  with Laws.  The Sellers  represent that except as set forth in
Schedule 3.21 that to the best of their knowledge, information and belief the current or past operations of the Company are being or have been conducted or used in such a manner so as not to constitute a violation of any laws.

3.22 Statements True and Not Misleading. No schedule (or any document identified thereby or attached thereto), no representation or warranty made by Sellers in this Agreement, and no record, document, statement, schedule, instrument, or certificate furnished or to be furnished to Buyer (its representatives, agents, attorneys, or accountants) pursuant hereto, or in connection with the transactions contemplated hereby, contain any knowingly untrue statement.

3.23 Conflicts of Interest. Except as set forth herein, no officer, director, or shareholder of Company (nor any corporation, firm, association, or entity in which any such officer, director, or shareholder is interested) is a party to or have a material interest in any contract or transaction to which the Company will be bound subsequent to the Closing Date.

3.24 Minute and Stock Books. The Company's minute books, stock certificate books and stock record and transfer books have been made available to the Buyer for inspection; the signatures therein are the true signatures of the persons purporting to have signed them.

4. CONDITIONS TO BUYER'S OBLIGATIONS:

Each and every obligation of Buyer under this Agreement shall be subject to and conditioned upon Buyer being satisfied, on or before and as of the Closing Date, of the following:

4.1 Compliance with Agreement. Each and all terms, covenants, agreements, and conditions of this Agreement to be complied with or performed by Sellers or Company until, at, or prior to the Closing Date shall have been complied with or performed; and Buyer shall not have rescinded or terminated this Agreement as permitted by the terms of this Agreement.

4.2 Representations and Warranties True as of Closing Date. Sellers' representations and warranties set forth in Section 3 shall be true and correct when made and shall be deemed to be made again and shall be true and correct as of the Closing Date. Sellers shall deliver to Buyer a certificate to such effect, executed by Sellers. In addition, Sellers' remaining representations and warranties contained within this Agreement, to the best of Sellers' knowledge, shall be true and correct when made and, to the best of Sellers' knowledge, shall be made again and shall be true and correct as of Closing Date.

4.3 No Governmental or Other Proceeding. Nothing shall restrain or prohibit the transactions contemplated hereby, and no suit, action, investigation, inquiry, or governmental or other proceeding, legal or administrative, shall have been instituted or threatened questioning the validity, legality, or enforceability of this Agreement, or the transactions contemplated hereby.

4.4 Approvals and Consents. All requisite approval of public authorities (federal, state, or local, domestic or foreign), necessary for consummation of the transactions contemplated hereby without any loss to Company or to prevent termination or restriction of any right, privilege, license or agreement of, or any loss or disadvantage to, Company shall have been obtained and copies thereof delivered to Buyer.

4.5 Opinion of Sellers' Counsel. If requested before Closing Date, Sellers shall deliver to Buyer a legal opinion from Sellers' counsel in a form acceptable to Buyer.

4.6 Resignations of Officers and Directors. Buyer shall have received the written resignation of each officer and member of Company's Board of Directors in a form satisfactory to Buyer.

4.7 Charter Certificate. Buyer shall have acquired a current certificate of the Secretary of State of the State of Michigan as to the good standing and continuing existence of the Company, listing all charter documents thereof on file in that office, and the Company's corporate seal, minute books, stock records, and other books and records.

4.8 Tender of Shares and Closing Documents. Buyer shall have received from Sellers a fully executed copy of this Agreement, and Sellers shall have delivered (or caused to be delivered) the certificates of stock to Buyer as provided for in Section 2.3; Sellers shall have delivered (or caused to be delivered) to Buyer each and every financial statement, document, opinion, certificate, or instrument required to be so delivered by this Agreement, and Buyer shall have received from Company, and Sellers copies of such other documents, instruments, and certificates as Buyer's counsel shall have reasonably requested.

4.9 Real and Personal Property Taxes. Sellers shall provide Buyer on the Closing Date proof that all real and personal property taxes and any special assessments due and payable in 1996 and prior years are paid.

4.10 Condition of Real Property and Personal Property. All of the Real Property and Personal Property is in a state of good operating condition and repair, ordinary wear and tear excepted, and are free from non-defects, except (i) as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conductive normal operations, or (ii) as set forth in Schedule 4.10.

5. BUYER'S REPRESENTATIONS AND WARRANTIES:

To induce Sellers to enter into and perform this Agreement, Buyer represents and warrants to Sellers that the following are true:

5.1 Purchase for Investments. Buyer is acquiring the stock for its own account, for investment, and without any view to the resale or distribution thereof.

5.2 Corporate Qualification, Organization, Authorization, etc. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full corporate power and authority to conduct its business as it is now being conducted and to own the properties and assets it now owns, and is duly qualified to do business in the State of Michigan.

5.3. Authorization for Agreement. Neither execution of, nor delivery of, nor performance of, or compliance with, or consummation of the transactions contemplated by this Agreement will constitute or result in the breach of or default under any term, condition or provision of (or constitute a default under or result in the creation of any lien, charge, or encumbrance upon any property or assets of the Buyer pursuant to) any articles or certificate or incorporation, by-law, mortgage, lien, indenture, lease, agreement, commitment, arrangement, or other instrument to which Buyer is a party or by or to which Buyer is bound or subject, or violate any statue, law, regulation, judgment, or order binding upon or applicable to Buyer.

5.4 Opinion of Buyer's Counsel. If requested before Closing Date, Buyer shall furnish to Sellers an Opinion, dated the Closing Date, of Lynch, Gallagher, Lynch & Martineau, P.L.L.C., counsel for Buyer, representing the following:

When executed and delivered, this Agreement and other documents delivered by Buyer pursuant to the Agreement will constitute valid and binding obligations enforceable in accordance with their terms.

6. CONDITIONS TO SELLERS' OBLIGATIONS:

Each and every obligation of Sellers under this Agreement shall be subject to and conditioned upon satisfaction, on or before the Closing Date of the following conditions:

6.1 Representations, Warranties, and Covenants. Buyer's representations and warranties contained in Section 3 hereof shall be in all respects true and correct when made and shall be deemed to be made again and shall be true and correct as of the Closing Date, and Buyer shall have performed, or caused to be performed, all obligations and complied with all covenants required by this Agreement to be performed or complied with by Buyer prior to Closing.

6.2 Payment of Purchase Price. Buyer shall deliver the Purchase Price to Sellers at Closing in accordance with Section 2.2.

7. ADDITIONAL AGREEMENTS:

7.1 Cash, Prepaid Expenses. In addition to the amounts to be paid by Buyer to Sellers pursuant to Section 2.1, at the Closing Date the Buyer shall pay to the Sellers in cash, money order or certified check or by wire transfer of immediately available funds to an account designated by Seller, an amount equal to: (a) the sum of all cash, certificates deposited in money and bank accounts of the Company at the Closing Date; and

(b) an amount equal to all prepaid expenses as set forth in Schedule 7.1(b).

7.2 Liabilities as of Closing Date. The Sellers agree that they shall be obligated for the following obligations of the Company:

(a) all expenses, liabilities and accounts payable of the Company incurred prior to the Closing Date, including tax liabilities prorated to the Closing Date, except (i) all liabilities, expenses and costs associated with environmental damages, cleanup, or remediation relating to the Real Property or the Schedule
3.19 Real Property (unless Sellers knew of the environmental condition and failed to disclose that as required pursuant to Section 3.20), and (ii) all expenses relating to the mechanical integrity of the respective salt water disposal wells;

(b) all wages and fringe  benefits  of company  employees  prior to the  Closing
Date.

7.3 Save Harmless Agreement. The Buyer agrees to be responsible for and to save the Sellers harmless from any and all cleanup costs or environmental remediation costs (including costs for scientific surveys and the cost for preparation of required reports) arising out of the environmental conditions set forth in
Schedule 3.20, except that the Buyer shall not be responsible for any fines or penalties arising out of the failure to timely address these environmental conditions for that period of time prior to the Closing Date. Buyer agrees to cause Company to comply promptly with all environmental laws with respect to the environmental conditions described in Schedule 3.20. This covenant is for the sole benefit of the Sellers and not for the benefit of any third party.

7.4 Bonds. Following the Closing Date Buyer will promptly take those steps necessary to release Sellers' personal guarantee and Certificate(s) of Deposit with respect to EPA/DEQ required bonds. The personal guarantee and Certificate(s) of Deposit total approximately $75,000.

7.5 Company Obligations to Sellers or Sellers' Affiliates. The Buyer agrees that immediately after closing, the Buyer shall cause the Company to pay those obligations set forth in Schedule 3.10. These payments shall be made in cash, money order or certified check payable to the respective debtor of the Company, or by wire transfer of immediately available funds to an account designated by said debtor of the Company.

8. INDEMNIFICATION:

8.1 Indemnification by the Sellers. In addition to any other remedies available to Buyer under this Agreement, or at law or in equity, the Sellers shall indemnify, defend and hold harmless Buyer and its officers, directors, employees, agents and stockholders, against and with respect to any and all claims, costs, damages, losses, expenses, obligations, liabilities, recoveries, suits, causes of action and deficiencies, including interest, penalties and reasonable attorneys' fees and expenses (collectively, the "Damages") that such indemnitee shall incur or suffer, which arise, result from or relate to any breach of, or failure by the Sellers to perform their respective representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Buyer by the Sellers under this Agreement. Notwithstanding these provisions, the Buyer shall have no claim against the Sellers for the first Ten Thousand Dollars worth of Damages pursuant to this Section 8.1. In addition, the Sellers total liability for Damages pursuant to this Section 8.1 shall not exceed Eight Million Eight Hundred Thousand Dollars (herein "Indemnification Cap"). In determining if the Indemnification Cap has been reached, Sellers shall be entitled to aggregate any indemnification paid by Sellers or Kalkaska
Construction Service, Inc. pursuant to this Agreement or pursuant to two separate Asset Purchase Agreements between Buyer and Kalkaska Construction Service, Inc. dated March 31, 1997, and closed simultaneously with this Agreement.

8.2 Indemnification by Buyer. In addition to any other remedies available to Sellers under this Agreement, or at law or in equity, Buyer shall indemnify, defend and hold harmless the Sellers against and with respect to any and all Damages that such indemnities shall incur or suffer, which arise, result from or relate to any breach of, or failure by Buyer to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Sellers by or on behalf of Buyer under this Agreement.

8.3. Indemnification Procedure. If any party hereto discovers or otherwise becomes aware of an indemnification claim arising under Section 8.1 or 8.2 of this Agreement, such indemnified party shall give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such party under this Agreement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 8, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld.indemnifying party, which consent shall not be unreasonably withheld.

9. MISCELLANEOUS:

9.1 Notices: All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given as follows:

(a) If to Sellers, when delivered by hand or mailed, certified or registered mail with postage prepaid to:
                  copy to:          Dennis Hogerheide and LaWenda Hogerheide
                                            418 S. Maple
                                            Kalkaska, MI
                                            Facsimile: (616) 258-6113

                  with a copy to:   Donald Brandt
                                            Brandt, Fisher, Alward & Roy, P.C.
                                            401 Munson Avenue, P.O. Box 5817
                                            Traverse City, Michigan 49696-5817
                                            Facsimile: (616) 941-9568


(b) If to Buyer, when delivered by hand or mailed, certified or registered mail with postage prepaid, to:
                  copy to:

                                            WellTech Eastern, Inc.
                                            5976 Venture Way
                                            Mt. Pleasant, Michigan 48858
                                            Facsimile: (517) 773-0229

                  with a copy to: Mr. Steven W. Martineau
                                  Lynch, Gallagher, Lynch & Martineau, P.L.L.C. 555 North Main Street
                                  Mt. Pleasant, MI  48858

                                            and

                                  Key Energy Group, Inc.
                                  Two Tower Center, Tenth Floor
                                  East Brunswick, New Jersey 08816
                                  Attn: General Counsel
                                  Facsimile:  (908) 247-5148

or to such other place or person as the party to be notified may have specified in a prior written notice to the other parties.

9.2 Survival of Representations and Warranties. All representations and warranties made by Sellers or Buyer, respectively, in this Agreement or made in certificates delivered on the Closing Date, or on the Closing Date as required hereunder, shall remain operative and in full force and effect, and shall survive the Closing Date, but shall not survive the expiration of any applicable statute of limitation in respect thereof, except for liability arising out of fraud or fraudulent misrepresentation. However, if any claims based upon any representation or warranties have been made the subject of a lawsuit brought within applicable statute of limitations, then such warranties and representations shall continue to be in force and effect until entry of a final nonappealable judgment.

9.3 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no party hereto shall assign his or its rights under this Agreement without the prior, written consent of the other party.

9.4 Indemnity Concerning Brokers. Sellers represent and warrant that there is no broker connected with this transaction retained by Sellers and Sellers hereby agree to indemnify and hold Buyer harmless from and against any and all such broker's, finder's, or consultant's fees in connection with this transaction. Buyer represents and warrants that there is no broker connected with this transaction retained by Buyer, and Buyer hereby agrees to indemnify and hold Sellers harmless from and against any and all such brokers, finders, or consultant's fees in connection with this transaction.brokers, finders, or consultant's fees in connection with this transaction.

9.5 Expenses. Sellers shall pay all expenses of Sellers in connection with this Agreement and the transactions contemplated hereby, including any and all of Sellers' counsel, and Buyer shall pay its expenses in connection with this Agreement and the transactions contemplated hereby, including any and all of Buyer's counsel. The Company shall not assume, pay, or agree to pay any obligations of the Sellers in connection with the expenses or fees hereby agreed to be paid by Sellers.

9.6 Governing Law. This Agreement and the legal relationships between Buyer and Sellers shall be governed by and construed in accordance with the laws of the State of Michigan.

9.7 Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a substantive part hereof.

9.8 Waiver and Modifications. By express notice to the other party, expressly referring to this paragraph and captioned "Waiver," Sellers or Buyer may, as to such other party receiving such notice, (i) waive or extend the time for performance of any act other than performance required of the party or parties giving notice, (ii) waive any inaccuracy in any representation or warranty made by the notified party and contained in this Agreement or in any document delivered by such party pursuant to this Agreement, covenant, condition, representation, or warranty binding upon or made by the notified party; provided, however, that no other act of Buyer or Sellers shall constitute such a waiver.

9.9 Entire Agreement. This Agreement, including the Exhibits and other documents referred to herein, which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

9.10 Severability. If any provisions in this Agreement shall for any reason be determined to be invalid or unenforceable, the remaining provisions of this Agreement shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable provision had not been a part hereof.

9.11 Further Assurances. Sellers agree to execute such further instruments or to take such other actions as may be requested by counsel for Buyer and as reasonably may be necessary or appropriate to the transactions contemplated by this Agreement and to assure to Buyer the benefits intended by this Agreement.

9.12 Counterparts. This Agreement may be executed in any number of counterparts, which shall constitute but one agreement.

IN WITNESS WHEREOF, Buyer and Sellers have duly executed this Agreement by affixing thereto their signatures and seals as of the day, month and year first above written. BUYER:

                                                     WELLTECH, INC.


                                                     By:

                                                          Its:

                                                     SELLERS:



                                                     Dennis Hogerheide

                                                     LaWenda Hogerheide



                                 SCHEDULE 3.6(a)

Parcel 1 - Hogerheide #1-29


                                 SCHEDULE 3.6(b)

                    Permitted Encumbrances for Real Property

Parcel 1 - Hogerheide #1-29

All Encumbrances and exceptions to title as set forth in Schedule B-II of Title Insurance Commitment FA-5484 prepared by First American Title Insurance Company dated January 31, 1997, except for Seller's obligations to fulfill Requirements #2, 3 and 4 as set forth in Schedule B-I of said commitment.

Parcel 2 - Holdeman #1

All Encumbrances and exceptions to title as set forth in Schedule B-II of Title Insurance Commitment 304497-11 prepared by Fidelity National Title Insurance Company, dated March 5, 1997.

Parcel 3 - Simpson #1-9

All Encumbrances and exceptions to title as set forth in Title Insurance Commitment CW-5506 prepared by Commonwealth Land Title Insurance Company, dated February 12, 1997, except for Seller's obligation to fulfill/discharge requirements in paragraphs 2, 7 and 8.

Parcel 4 - Miller #23-41

All documents of record through February 20, 1997. The Seller remains obligated to deliver marketable title to the surface.

Parcel 5 - Wedow #2-28

All documents of record through March 17, 1999. The Seller remains obligated to deliver marketable title from Northern Michigan Exploration Company.

Parcel 6 - 3 acres-Kalkaska

All Encumbrances and exceptions to title as set forth in Title Insurance Commitment CW-5505 prepared by Commonwealth Land Title Insurance Company, dated February 12, 1997, except for Seller's obligations to fulfill requirements in paragraphs 1 and 2.


*Seller is obligated to pay all taxes and special assessments, if any, for 1996 and prior years with respect to each of Parcels 1-6.


















                                 SCHEDULE 3.6(c)

                          Title Insurance Premium Costs

                          Name of Well Valuation Costs

Parcel 1 - Hogerheide #1-29 $750,000 $2,325

Parcel 2 - Holdeman #1 $110,000 $ 585

Parcel 3 - Simpson #1-9 $200,000 $ 900

Parcel 4 - Miller #23-41 $200,000 $ 900

Parcel 5 - Wedow #2-28 $200,000 $ 900

Parcel 6 - 3 acres-Kalkaska $240,000 $1,020

Parcel 7 - Kibler-Mather #1-27 $400,000 $1,450

Parcel 8 - Barber-Kopicko #1-6 $400,000 $1,450

Parcel 9 - State-Blair #5-21 $100,000 $ 550

TOTAL: $2,600,000 $10,080





                                 SCHEDULE 3.7(a)

                                Personal Property


All personal property located at and used in conjunction with the salt water disposal wells listed on Schedule 3.19.


                                 SCHEDULE 3.7(b)

                   Permitted Encumbrances - Personal Property


None.

                                 SCHEDULE 3.7(c)

                             Exceptions to Condition


None.


                                 SCHEDULE 3.8(a)

                                    Inventory

None.


                                 SCHEDULE 3.8(b)

                       Permitted Encumbrances - Inventory


None.


                                 SCHEDULE 3.9(a)

                               Leasehold Interests


Parcel 7 - Kibler-Mather #1-27

Salt Water Disposal Lease dated November 20, 1981, between Lloyd L. Kibler and Georgia M. Kibler, husband and wife, as Lessors, to Don Yohe Enterprises, Inc. This Salt Water Disposal Lease was recorded in Liber 1242, Page 150 of the Calhoun County Register of Deeds records. The Salt Water Disposal Lease has been assigned to Kalkaska Construction Company and Kalkaska Construction Service, Inc. The Salt Water Disposal Lease has been ratified by a Ratification of Salt Water Disposal Lease dated March 19, 1997, executed by Henry L. Kibler.

Parcel 8 - Barber-Kopicko #1-6

An Agreement dated February 20, 1976, between Yvonne K. Barber and Patricia A. Kopicko, as Lessors, and Cabot Corporation, as Lessee. This Agreement was recorded in Liber 1177, Page 1094 of the Ingham County Register of Deeds records. This Agreement was thereafter assigned to Dennis Hogerheide by an Assignment and Bill of Sale dated April 23, 1985, and recorded in Liber 1511, Page 851 of the Ingham County Register of Deeds records. A Lease Agreement dated March 8, 1986, between Yvonne K. Barber and Patricia A. Kopicko, as Lessors, and Dennis Hogerheide, as Lessee. This Lease Agreement is recorded in Liber 1556, Page 977 of the Ingham County Register of Deeds records. This Lease Agreement was thereafter assigned to Kalkaska Oilfield Services, Inc. by an Assignment of Lessee's Interest in Barber-Kopicko #1-6 SWD Lease dated December 11, 1992, and recorded in Liber 2183, Page 293 of the Ingham County Register of Deeds records.

Parcel 9 - State-Blair #5-21

The right to operate the State-Blair #5-21 well located in the Southeast 1/4 of the Northeast 1/4 of Section 21, T26N, R11W, Blair Township, Grand Traverse County, Michigan.


                                 SCHEDULE 3.9(b)

                  Permitted Encumbrances - Leasehold Interests


Parcel 7 - Kibler-Mather #1-27

All instruments of record except that the Seller shall:

(1) record Ratification of Salt Water Disposal Lease signed by Henry L. Kiber;

(2) get an Assignment of the Salt Water Disposal Lease dated November 20, 1981, and recorded in Liber 1242, Page 150 from Kalkaska Construction Company (a d/b/a for Dennis Hogerheide) and Kalkaska Construction Service, Inc. to KOS;

(3) get an Affidavit from Dennis Hogerheide saying that he is Kalkaska Construction Service; and

(4) acquire the Salt Water Disposal Lease located at Liber 1242, Page 147. Make sure that that is also assigned to KOS, as stated above.

Parcel 8 - Barber-Kopicko #1-6

All instruments of record except that the Seller shall:

(1) acquire discharges of Mortgages/Financing Statements found at Liber 1514, Page 61; Liber 1514, Page 65; and Liber 1514, Page 66 of the Ingham County Register of Deeds records;

(2) acquire an Assignment from Dennis Hogerheide to Kalkaska Oilfield Services, Inc. of all right, title and interest of Dennis Hogerheide as acquired by an Assignment and Bill of Sale recorded in Liber 1511, Page 851 of the Ingham County Register of Deeds records; and

(3) provide an Affidavit that all rental payments have been made pursuant to the Lease Agreement recorded in Liber 1556, Page 977 of the Ingham County Register of Deeds records.

Parcel 9 - State-Blair #5-21

(1) You need to acquire a document from the State of Michigan granting Kalkaska Oilfield Services, Inc. the right to operate Blair #5-21 SWD. The document then needs to be recorded with the Grand Traverse County Register of Deeds office. If such a document has been executed by the State of Michigan granting some other party the right to operate Blair #5-21 SWD, that party should execute an Assignment assigning that right to Kalkaska Oilfield Services, Inc. That Assignment must be approved by the State of Michigan.

(2) The original copy of an Assignment of S.W.D. State-Blair 5-21 and Related Properties and Rights executed by Robert Raffaele, Inc., to the Empire National Bank of Traverse City, must be acquired and recorded with the Grand Traverse County Register of Deeds records.

(3) The original copy of an Assignment of S.W.D. State-Blair 5-21 and Related Properties and Rights executed by Empire National Bank of Traverse City to Dennis Hogerheide must be acquired and recorded with the Grand Traverse County Register of Deeds.

(4) A Mortgage granted to the Empire National Bank and recorded in Liber 592, Page 15 must be discharged.

(5) An Assignment of Production granted to the Empire National Bank and recorded in Liber 592, Page 27 must be discharged.

(6) A Financing Statement granted to Empire National Bank and recorded in Liber 595, Page 511 and continued by instruments recorded in Liber 757, Page 446 and 448 must be discharged.

(7) The Michigan National Bank - Grand Traverse must reassign to Dennis Hogerheide the interest it acquired in Liber 631, Page 554.

(8) The Michigan National Bank - Grand Traverse must discharge the Financing Statement recorded in Liber 631, Page 558.

(9) The Affidavits and Executions filed by Kalkaska Fishing and Rental Tools, Inc. as reflected in Liber 635, Page 444; Liber 635, Page 446; Liber 635, Page 448; and Liber 635, Page 450 must be discharged.

(10) The Michigan National Bank - Grand Traverse must reassign to Dennis Hogerheide the interest it acquired in Liber 638, Page 448.

(11) The Financing Statements granted to Michigan National Bank - Grand Traverse and found at Liber 638, Page 539 and Liber 638, Page 556 must be discharged.

(12) The interest asserted by J & J Exploration and recorded in Liber 654, Page 700 must be discharged.

(13) Dennis Hogerheide must convey his interest in this property to Kalkaska Oilfield Services, Inc.

(14) Kalkaska Production, Inc. must convey its interest in this salt water disposal well to Kalkaska Oilfield Services, Inc.

(15) You should acquire and review a copy of the Farmout Agreement by and between North Michigan Exploration Company and Robert Raffaele, Inc. dated August 6, 1981, as amended June 23, 1981. The document should be reviewed with this office.

(16) You should acquire and review a copy of the Assignment and Agreement to Jointly Operate Brine Disposal Facility dated September 30, 1982, by and between Robert Raffaele, Inc. and Kalkaska Production, Inc. That document should be reviewed by this office.


                                  SCHEDULE 3.10

                  Obligations or Debts of Company to Sellers or
             Any Related Individual or Entity to be Paid at Closing

(1) Promissory Note to David Hogerheide: $ 240,000

(2) Miscellaneous Sums Due Shareholders and Related Companies: $ 714,623

(3) Sums Due Mid-Michigan Disposal, Inc. pursuant to Asset Purchase Agreement: $ 107,012

                  Robert Bowling -          $ 75,000
                  W&J Enterprises, Inc. -   $ 28,812
                  Dennis Hogerheide -      $   3,200
                                             -------
                                            $107,012

                                 SCHEDULE 3.11

                          Change in Conduct of Business


None except that the annual payment for the Kibler-Mather #1-27 well is now $1,000 per year instead of $500 per year.


                                  SCHEDULE 3.13

                                     Permits


(1) Environmental Protection Agency permits to operate the following salt water disposal wells:

Hogerheide #1-29; Simpson #1-9; Kibler-Mather #1-27; Barber-Kopicko #1-6; State-Blair #5-21.

(2) Michigan Department of Environmental Quality permits to operate the following salt water disposal wells:

Hogerheide #1-29; Kibler-Mather #1-27; Barber-Kopicko #1-6; Simpson #1-9; Wedow #2-28; State-Blair #5-21.


                                  SCHEDULE 3.14

                   Powers of Attorney - Banking Relationships


(1)      No persons hold powers of attorney for the corporation.

(2)      First of America Bank: Account No. 0013299206.


                                  SCHEDULE 3.15

                              Claims or Litigation


None.



                                  SCHEDULE 3.18

                         Contracts in Excess of $10,000


None except for the lease with respect to the Kibler-Mather #1-27 well and the Barber-Kopicko #1-6 well.


                                  SCHEDULE 3.19

                            Salt Water Disposal Wells


Parcel 1 - Hogerheide #1-29

Parcel 2 - Holdeman #1

Parcel 3 - Simpson #1-9

Parcel 4 - Miller #23-41

Parcel 5 - Wedow #2-28

Parcel 7 - Kibler-Mather #1-27

Parcel 8 - Barber-Kopicko #1-6

Parcel 9 - State-Blair #5-21


                                  SCHEDULE 3.20

                            Environmental Conditions


The environmental conditions disclosed by the following reports:

(1) Phase I and Phase II  Environmental  Site  Assessment  dated March 13, 1997,
prepared  by  Environmental   Consultants  and  Services,   Inc.,  covering  the
Hogerheide #1-29 site.

(2) Phase I and Phase II Environmental Site Assessment dated March ___, 1997, prepared by Environmental Consultants and Services, Inc., covering the Holdeman #1 site.

(3) Phase I and limited Phase II Environmental Site Assessment dated March 12, 1997, prepared by Soil and Materials Engineers, Inc., covering the Kibler-Mather #1-27 site.

(4) Phase I and limited Phase II  Environmental  Site Assessment dated March 12,
1997,   prepared  by  Soil  and   Materials   Engineers,   Inc.,   covering  the
Barber-Kopicko #1-6 site.

(5) Phase I and Phase II Environmental Site Assessment dated March 14, 1997, prepared by Environmental Consultants and Services, Inc., covering the Simpson #1-9 site.

(6) Phase I and Phase II Environmental Site Assessment dated March 14, 1997, prepared by Environmental Consultants and Services, Inc., covering the Miller #23-41 site.

(7) Phase I and Phase II Environmental Site Assessment dated March 14, 1997, prepared by Environmental Consultants and Services, Inc., covering the Wedow #2-28 site.

(8) Phase I and Phase II  Environmental  Site  Assessment  dated March 14, 1997,
prepared  by  Environmental   Consultants  and  Services,   Inc.,  covering  the
State-Blair #5-21 site.

                                  SCHEDULE 3.21

                       Exceptions to Compliance with Laws


None except as reflected in any other Schedule to this Stock Purchase Agreement



                                  SCHEDULE 4.10

         Exceptions to Conditions of Real Property and Personal Property


None except as reflected in any other Schedule to this Stock Purchase Agreement.